UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Exchange Act of 1934 (Amendment No. )
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Healthcare Trust of America, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ADJOURNMENT

HEALTHCARE TRUST
OF AMERICA, INC
December 10, 2010
NOTICE OF ADJOURNMENT
Dear Stockholder:
     The Annual Meeting of Stockholders of Healthcare Trust of America, Inc. scheduled to be held December 8, 2010, at 9:00 a.m. local time, has been adjourned with respect to the six proposals to amend our charter until December 20, 2010 at 9:00 a.m. local time to allow further solicitation of votes.
To date we have not received your vote.
Vote Requirement.
To approve the six proposals to amend our charter, the affirmative vote of at least a majority of all votes entitled to be cast must be cast in favor of the proposals. Abstentions and broker nonvoter will have the same effect as votes against the six proposals to amend our charter.
Please take a minute to review the below information.
HOW TO VOTE
     You may vote by mail, the Internet, telephone or fax, by following the instructions below.

•	Mail -	please mark your vote, sign and mail the proxy card in the postage paid envelope provided.
•	Internet -	go to the voting site: https://www.eproxy.com/hta and follow the instructions provided on your ballot.
•	Phone -	call toll free at 1-866-977-7699, and follow the instructions.
•	Fax -	please mark your vote, sign and fax the proxy card to (781) 633-4036.
The deadline for voting by Internet or Phone is 11:59 p.m. Eastern Time on December 19, 2010.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS LISTED.
If you have already voted, thank you.
If you have not voted. Please take the time now to cast your vote and help limit the expense of further proxy solicitation. Your vote is very important no matter how may shares you may hold.
You may also call us toll free at (888) 401-8068 for information and to cast your vote with a live agent.